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EXHIBIT 99




FOR IMMEDIATE RELEASE                           NEWS RELEASE

Contact :  Glenn P. Muir                        Marianne E. Ritchie
           Executive Vice President and CFO     Manager, Investor Relations
           Hologic, Inc.                        Hologic, Inc.
           (781) 999-7300                       (781) 999-7300


     HOLOGIC BOARD NAMES INDUSTRY VETERAN AND LORAD PRESIDENT TO CEO POST;
                    John W. Cumming Named CEO and President

                       Other Management Changes Announced

     BEDFORD, Mass., (August 1, 2001) -- Hologic, Inc. (NASDAQ: HOLX), a leading provider of specialized medical imaging equipment, today announced that its Board of Directors elected John W. Cumming, Chief Executive Officer, President, and director, effective immediately. Mr. Cumming, a twenty-five year veteran of the healthcare industry, joined Hologic in August 2000 as Senior Vice President and President of LORAD, a Hologic Company.

     Dr. Jay A. Stein, who had served temporarily as interim Chief Executive Officer following the unexpected passing of David Ellenbogen, will remain in the key leadership position of Chief Technology Officer, a position he held prior to assuming the role of interim CEO. Dr. Stein will also continue as Chairman of the Board of Directors. The Board of Directors also appointed Glenn P. Muir, Hologic's Executive Vice President and Chief Financial Officer, a director. Additionally, the Company has appointed Peter C. Kershaw, former President of Bespak Medical Device Division, as Mr. Cumming's replacement at LORAD.

     Steve L. Nakashige, Hologic's President, COO and director, has decided to leave the Company and has resigned his position to pursue other business opportunities. During Mr. Nakashige's seven years of leadership, he was instrumental in successfully guiding Hologic through periods of rapid growth and challenging periods of consolidation.

     "The opportunity to lead Hologic after the sudden passing of my friend and Hologic co-founder David Ellenbogen is quite an honor," said Hologic's new CEO and President, John Cumming. "Hologic has a strong history of developing diagnostic and
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imaging systems with superior image quality and diagnostic accuracy. The
Company's research and development programs, coupled with its recent acquisitions, have resulted in Hologic achieving an enviable market position in its core bone densitometry and mammography businesses, and as a potential market leader in the emerging digital radiography market through Direct Radiography Corp. However, the number of these initiatives, in particular the scope of our commitment to digital radiography development, has come at the expense of profitability and positive cash flow. I am determined to preserve David's legacy and expand Hologic's share of its core markets as we move forward. My initial priority is to work closely with the general managers of each of the divisions to ensure we are maximizing the use of our available resources, to develop strategies that further broaden distribution channels for our products, and to pursue business relationships that would allow Hologic to leverage its exceptional technology base. These initial steps will provide the foundation for returning Hologic to profitability and improving shareholder value. Hologic's management team has considerable expertise in the healthcare industry, and I am looking forward to working with them during this exciting period of change."

     Commenting on the appointment of Mr. Cumming to CEO and President, Chairman of the Board Dr. Jay A. Stein stated, "We are delighted that Jack has agreed to accept the positions of Chief Executive Officer, President and director. His extensive experience in the healthcare industry, and his knowledge of financial markets, make him exceptionally qualified for this role. Since joining LORAD nine months ago, Jack has been instrumental in reviewing our mammography business through cost-saving initiatives and expanded distribution channels. Jack is a very well respected executive throughout the industry and his experience makes him a natural choice to lead Hologic as we move into the challenging digital market."

     Prior to joining Hologic, Mr. Cumming served as President and Managing Director of HealthCare Markets Group (HCMG), a strategic advisory and investment banking firm, which exclusively served the healthcare industry. During his career with HCMG, Mr. Cumming worked closely with some of the industry's leading healthcare companies on improving performance and enhancing shareholder value. His broad range of assignments included: restructuring and turnarounds, acquisitions and divestitures, the formation of alliances and joint ventures, assisting companies in initial public offerings, private placements and conventional debt financing, and establishing distribution networks in the United States, Europe and the Pacific Rim. Mr. Cumming's tenure with HCMG included living two years in Europe, where he directed the Firm's entry into the international marketplace.

     Mr. Kershaw joined LORAD, a Hologic Company, in July 2001 to replace Mr. Cumming. Mr. Kershaw is an experienced operations executive for the medical device industry. Prior to joining LORAD, Mr. Kershaw held the position of President, Bespak Medical Device Division, a subsidiary of Bespak plc. Mr. Kershaw's career in operations also includes five years as Vice President of Operations at Bard Cardiology, a division of C.R. Bard, and two years as Bard Cardiology's Director of Manufacturing. Additionally,
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Mr. Kershaw held manufacturing and engineering positions with Johnson & Johnson
Orthopedics for seven years. As General Manager, Mr. Kershaw will oversee the daily operations at LORAD and will focus on expanding the distribution channels for the mammography product line. Furthermore, he will focus on the development and implementation of manufacturing processes in preparation for production of a digital mammography system, currently being reviewed by the Food and Drug Administration.

     Hologic, Inc. is dedicated to developing and delivering proprietary X-ray and ultrasound systems that incorporate direct-to-digital radiographic imaging technology for both women's health and general radiographic applications. Hologic's business divisions include: the Hologic Radiographic Systems division encompassing general and digital radiography systems; Direct Radiography Corp., a wholly owned subsidiary and manufacturer of state-of-the-art proprietary flat panel technology called DirectRay; the Hologic Bone Densitometry division; the LORAD division, specializing in state-of-the-art breast imaging and minimally invasive breast biopsy systems; and Fluoroscan Imaging, a wholly owned subsidiary, manufacturing and marketing state-of-the-art, low intensity, real time X-ray imaging devices.

     For more information on Hologic, please visit the Company's website at www.hologic.com.
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                             ABOUT JOHN W. CUMMING
         CHIEF EXECUTIVE OFFICER, PRESIDENT, AND DIRECTOR HOLOGIC, INC.

     Mr. Cumming has spent over twenty-five years in the healthcare industry, serving in general management, sales, and marketing positions on an international basis. Prior to joining Hologic in August 2000, Mr. Cumming served as President and Managing Director of HealthCare Markets Group, (HCMG) a strategic advisory and investment banking firm he founded in 1984. While at HCMG, Mr. Cumming authored the acclaimed Annual Healthcare Industry Report, which is recognized as one of the most comprehensive compilation of financial industry information available today. The Report, reviews the financial performance of more than 900 public healthcare companies, over five-years, in 36 segments.

     Over the years Mr. Cumming has been a featured spokesperson at industry and corporate symposiums; discussing the market dynamics of the healthcare industry and future trends. While at HCMG, Mr. Cumming's analysis and commentary appears regularly in: Med Pro Month, Modern Healthcare, AHA News, Hospitals & Health Networks, Home Health Business Report, Long Term Care News, Managed Care Week, Medical Imaging Magazine, Healthcare Technology Management, Medical Device & Diagnostic News, and other national medical and financial publications.
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     Prior to forming HCMG, Mr. Cumming was Vice President/Division Manager for
Elscint, Inc., a full line manufacturer of diagnostic imaging equipment. He became a member of Elscint's management team through the acquisition of Xonics Medical Systems in 1983, where he served as Director of Sales & Marketing. Mr. Cumming joined Xonics through the acquisition of Radiographic Development (medical imaging), where he served as Vice President, Sales & Marketing.

     Mr. Cumming currently serves on the Board of Directors of MRPnet, Inc., an internet application provider to the health care industry, Century Capital, an investment banking firm specializing in the biosciences field, and HealthCare Markets Group.


     This News Release contains forward-looking information that involves risks and uncertainties, including Mr. Cumming's statements concerning the Company's opportunities and his goal to return the Company to profitability and enhance shareholder value. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated. Factors that could cause actual results to materially differ include, without limitation, Hologic's continuing losses and ability to fund those losses as well as other working capital requirements; the early stage of market development for digital X-ray products, Hologic's ability to predict accurately the demand for its products and to develop strategies to address its markets successfully; uncertainties inherent in the development of new products and the enhancement of existing products, including technical and regulatory risks, cost overruns and delays; risks related to ongoing litigation; technical innovations that could render products marketed or under development by Hologic obsolete; competition; reimbursement policies for the use of Hologic's products; market acceptance of drug therapies for osteoporosis. Other factors that could adversely affect Hologic's business and prospects are described in Hologic's filings with the Securities and Exchange Commission. Hologic expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based.

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